As filed with the Securities and Exchange Commission on September 9, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1901645 (I.R.S. Employer Identification Number)
1 South Jersey Plaza Folsom, New Jersey 08037 (609) 561-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Renna
Director, President and Chief Executive Officer
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Melissa Orsen Senior Vice President and General Counsel South Jersey Industries, Inc. 1 South Jersey Plaza Folsom, New Jersey 08037 (609) 561-9000	Andrew L. Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this post-effective amendment.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Senior debt securities
Subordinated debt securities
Junior subordinated debt securities
Common stock, par value $1.25 per share
Preference stock, no par value
Warrants
Depositary shares(3)
Purchase contracts
Units

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

PROSPECTUS

SOUTH JERSEY INDUSTRIES, INC.

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
JUNIOR SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERENCE STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We may from time to time offer to sell our senior, subordinated or junior subordinated debt securities, common stock or preference stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior, subordinated or junior subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SJI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. The senior, subordinated or junior subordinated debt securities, preference stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preference stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 1 South Jersey Plaza, Folsom, New Jersey 08037. Our telephone number is (609) 561-9000.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement. Also see “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2019

We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations applicable to that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. You should review the full text of these documents because the summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices as indicated under the heading “Where You Can Find More Information.”

Unless we otherwise specify or the context otherwise requires, references in this prospectus to “SJI,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to South Jersey Industries, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding South Jersey Industries, Inc. and other issuers that file electronically with the SEC electronically. Copies of our periodic and current reports and proxy statements also may be obtained, free of charge, on the “Investors” section of our website at http://www.sjindustriesinc.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, including information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for our 2019 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 15, 2019;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 8, 2019 and August 8, 2019, respectively;
•	our Current Reports on Form 8-K filed with the SEC on September 12, 2018 (exhibits 99.2 and 99.3 only), January 3, 2019, January 15, 2019, January 17, 2019, January 18, 2019, February 8, 2019, March 5, 2019, March 6, 2019, March 26, 2019, April 12, 2019, May 1, 2019, May 30, 2019, June 12, 2019 and September 9, 2019;
•	the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-3990); and
•	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to:

South Jersey Industries, Inc.
Attention: Corporate Secretary
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact, including statements regarding guidance, industry prospects or future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, are forward-looking. We use words such as “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of our management at the time that these statements were prepared and are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies.

These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our other SEC filings incorporated by reference into this prospectus. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

ABOUT THE REGISTRANT

South Jersey Industries, Inc. (“SJI”), a New Jersey corporation, was formed in 1969 for the purpose of owning and holding all of the outstanding common stock of South Jersey Gas Company, a public utility, and acquiring and developing non-utility lines of business.

SJI provides a variety of energy-related products and services, primarily through the following wholly-owned subsidiaries:

•	SJI Utilities, Inc. (“SJIU”) is a holding company that owns South Jersey Gas Company (“SJG”), and as of July 1, 2018, Elizabethtown Gas Company (“ETG”) and Elkton Gas Company (“ELK”).
○	SJG is an operating public utility company engaged in the purchase, transmission and sale of natural gas for residential, commercial and industrial use.
○	ETG is a regulated natural gas utility which distributes natural gas in seven counties in northern and central New Jersey.
○	ELK is a regulated natural gas utility which distributes natural gas in northern Maryland.
•	South Jersey Energy Company (“SJE”) provides services for the acquisition and transportation of electricity for retail end users and markets total energy management services. In November 2018, SJI sold SJE’s retail gas businesses.
•	South Jersey Resources Group LLC markets natural gas storage, commodity and transportation assets along with fuel management services on a wholesale basis in the mid-Atlantic, Appalachian and southern states.
•	SJ Exploration, LLC owns oil, gas and mineral rights in the Marcellus Shale region of Pennsylvania.
•	Marina Energy LLC develops and operates on-site energy-related projects. The significant wholly-owned subsidiaries of Marina include:
○	ACB Energy Partners, LLC, which owns and operates a natural gas fueled combined heating, cooling and power facility located in Atlantic City, New Jersey.
○	AC Landfill Energy, LLC, BC Landfill Energy, LLC, SC Landfill Energy, LLC and SX Landfill Energy, LLC, which owns and operates landfill gas-to-energy production facilities in Atlantic, Burlington, Salem and Sussex Counties in New Jersey.
•	South Jersey Energy Service Plus, LLC receives commissions on service contracts from a third party.
•	SJI Midstream, LLC invests in infrastructure and other midstream projects, including a current project to build an approximately 118-mile natural gas pipeline in Pennsylvania and New Jersey.

Our general mailing address is 1 South Jersey Plaza, Folsom, NJ 08037, and our telephone number is (609) 561-9000.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and our most recent, and any future, Quarterly Reports on Form 10-Q incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include investments, working capital, investments in our subsidiaries and capital expenditures. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

South Jersey Industries, Inc. will be the issuer of any debt securities we may offer and references to “we,” “our,” or “us” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities or junior subordinated debt securities. For a description of the junior subordinated debt securities, see “Description of Junior Subordinated Debt Securities.” Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under an indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture, collectively, as the “indentures,” and to each of the trustees under the indentures as a “trustee.” The terms of each series of debt securities will be set forth in a resolution of the board of directors of the Company, an officers’ certificate or by a supplemental indenture. You should read the indentures, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

•	Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The particular terms of each series of debt securities will be more fully described in the applicable prospectus supplement relating to the debt securities offered thereby.
•	Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities. See “Subordination of Subordinated Debt Securities.” The particular terms of each series of subordinated debt securities will be more fully described in the applicable prospectus supplement relating to the subordinated debt securities offered thereby.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;
•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	the place or places where the principal of, and premium, if any, and interest on, the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;
•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;
•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;
•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;
•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;
•	the terms of any repurchase or remarketing rights;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;
•	whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;
•	any provisions granting special rights to holders when a specified event occurs;
•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on which they will be sold;
•	any guarantees on the debt securities;
•	the provisions, if any, relating to any security provided for the debt securities of the series;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;
•	if the debt securities are subordinated debt securities, the subordination terms of the subordinated debt securities; and
•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the subordinated debt securities being offered;
•	the restrictions, if any, on payments to the holders of the subordinated debt securities being offered while a default with respect to the senior indebtedness is continuing; and
•	the provisions requiring holders of the subordinated debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Selection and Notice

If less than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series for redemption by lot, based on the applicable procedures of The Depository Trust Company (“DTC”).

No debt securities in principal amount of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (in case of notes held in book entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. For debt securities issued in certificated form, a new certificate in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions of the debt securities called for redemption.

The trustee will not be liable for selections made by it as contemplated in this section. For any debt securities which are represented by global securities held on behalf of DTC, the Euroclear System (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”), notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

Whether or not required by the rules and regulations of the SEC, so long as any debt securities are outstanding, we shall file with the trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).

Events of Default

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture, officers’ certificate or resolution of our board of directors pursuant to which a series of debt securities is issued:

•	failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;
•	failure to pay principal of (or premium, if any, on) any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same becomes due and payable by the terms of the debt securities of such series;
•	failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;
•	failure to comply with any of the covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that we included in the indenture solely for the benefit of another series of debt securities) for 90 days after there has been given, by registered or certified mail, to us by the trustee or to us by the holders of at least 25% in principal amount of all outstanding debt securities of a series affected by that failure, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;
•	certain events involving our bankruptcy, insolvency or reorganization; and
•	any other Event of Default provided in the supplemental indenture, officers’ certificate or resolution of our board of directors under which such series of debt securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an event of default for a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on all the debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the debt securities of such series then outstanding may in some cases rescind this accelerated payment requirement.

A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:

•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;
•	the holder furnishes to the trustee indemnity and/or security satisfactory to the trustee against loss, liability or expense;
•	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity and/or security; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series. In most cases, holders of a majority in principal amount of the debt securities of any series then outstanding may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and
•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture, and we are required upon becoming aware of any default or Event of Default, to deliver to the trustee a written statement specifying such default or Event of Default.

Covenants

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction.

Consolidation, Merger or Sale

We will covenant not to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’, taken as a whole, assets to any person unless either we are the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person is not a corporation, a co-obligor of the notes is a corporation organized under any such laws, and any successor or purchaser expressly assumes our obligations under the debt securities by an indenture supplemental to the indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. An officers’ certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, or interest on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such indenture or the applicable debt securities may be waived with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Without the consent of each holder of outstanding debt securities affected thereby, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on the debt securities;
•	reduce the principal or change the stated maturity of any debt securities of any series;
•	reduce any premium payable on the redemption of any debt security, change the time at which any debt security may or must be redeemed or alter or waive any of the provisions with respect to the redemption of such debt securities;

•	make payments on any debt security payable in currency other than as originally stated in such debt security; impair the holder’s right to institute suit for the enforcement of any payment on any debt security; or
•	waive a continuing default or event of default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the applicable debt securities in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption of our obligations under the indenture by a successor or transferee upon any merger, consolidation or asset transfer;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;
•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;
•	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;
•	to add additional Events of Default with respect to any series of debt securities;
•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;
•	to facilitate the defeasance and discharge of any series of debt securities otherwise in accordance with the defeasance provisions of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of such series in any material respect;
•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;
•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or
•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

The holders of not less than a majority in principal amount of the debt securities of each series then outstanding may on behalf of the holders of all of the debt securities of such series waive any past default with respect to those debt securities, except a default in the payment of the principal of or interest on any debt security of such series (provided, that the holders of a majority in principal amount of the debt securities of each series then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series that does not have the benefit of such covenant, Event of Default or other provision. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture in accordance with the terms of the indenture and only after those holders have furnished the trustee indemnity and/or security satisfactory to it.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Paying Agent, Registrar and Transfer Agent

We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Paying Agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Paying Agent.

We will also maintain one or more registrars (each, a “Registrar”). We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as registrar.

We will also maintain one or more transfer agents. Each transfer agent shall perform the functions of a transfer agent. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more transfer agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as transfer agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as transfer agent.

The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time, and the Paying Agents will make payments on and facilitate transfer of debt securities on our behalf. We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•	we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;
•	all outstanding securities of such series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or noncallable U.S. governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series, including principal of and any premium and interest due or to become due on such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the securities of such series have been complied with.

Defeasance

The term defeasance means the discharge of some or all of our obligations under the indenture. If we deposit with the trustee funds or U.S. government securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service (the “IRS”) or a change in law to that effect.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of, DTC, and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities either (in the United States) through DTC or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly, if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security, and we do not appoint a successor depositary within 90 days after receiving that notice;
•	at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, as amended, or other applicable statute or regulation, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or
•	we determine that that global security will be exchangeable for definitive securities in registered form and we notify the trustee of our decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any Paying Agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or
•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants, or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V. (the “Euroclear Operator”), a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the

Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

The following is a general description of the junior subordinated debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of junior subordinated debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a junior subordinated debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the junior subordinated debt security you purchase.

General

Any junior subordinated debt securities will be issued under a junior subordinated indenture, which we refer to as the “junior subordinated indenture.” We refer to the trusteee under the junior subordinated indenture as a “junior subordinated trustee.” The terms of each series of junior subordinated debt securities will be set forth in a resolution of the board of directors of the Company, an officers’ certificate or by a supplemental indenture. You should read the junior subordinated indenture, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the junior subordinated debt securities. The junior subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The junior subordinated indenture is subject to, and are governed by, the Trust Indenture Act.

We may issue an unlimited amount of junior subordinated debt securities under the junior subordinated indenture which is on parity with other junior subordinated debt securities. The junior subordinated debt securities will be our unsecured and subordinated obligations and will be subordinated to all of our Priority Indebtedness (as defined under “—Subordination”).

The authorized denominations of the junior subordinated debt securities will be $1,000 and any larger amount that is an integral multiple of $1,000, unless otherwise specified in the applicable prospectus supplement. Except in certain circumstances described below, the junior subordinated debt securities that are issued as global securities will not be exchangeable for junior subordinated debt securities in definitive certificated form.

The junior subordinated debt securities will not be subject to a sinking fund provision and are subject to defeasance. The junior subordinated indenture do not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. The junior subordinated indenture do not contain provisions that afford holders of the junior subordinated debt securities protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The junior subordinated indenture does not limit our ability to issue or incur other debt or issue preferred stock.

We will not pay any additional amounts to holders of the junior subordinated debt securities in respect of any tax, assessment or governmental charge.

Consolidation, Merger or Sale

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the junior subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the junior subordinated indenture to be performed by us by supplemental indenture in form satisfactory to the relevant junior subordinated trustee, executed and delivered to the relevant junior subordinated trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will occur and be continuing.

In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable junior subordinated indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities.

Modification of Junior Subordianted Indenture

Without Holder Consent

Without the consent of any holders of junior subordinated debt securities, we and the relevant junior subordinated trustee may from time to time amend and/or supplement the applicable junior subordinated indenture and the junior subordinated debt securities for the following purposes:

•	to evidence the succession of another person to us, or successive successions, and the assumption by such successor of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale”;
•	to add to our covenants such further covenants, restrictions or conditions as we in good faith consider to be for the protection of the holders of the junior subordinated debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an event of default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the relevant junior subordinated trustee upon such default;
•	to change or eliminate any provision of the applicable junior subordinated indenture; provided, however, that any such change or elimination becomes effective only when there are no junior subordinated debt securities outstanding, or the junior subordinated debt securities are not entitled to the benefit of such provision;
•	to establish the form or terms of the applicable junior subordinated debt securites;
•	as determined by us in good faith, to cure any ambiguity or to correct or supplement any provision contained in the applicable junior subordinated indenture that may be defective or inconsistent with any other provisions contained therein;
•	to make such other provision in regard to matters or questions arising under the applicable junior subordinated indenture or to make any other changes in the provisions of the applicable junior subordinated indenture; provided that such action will not adversely affect the interest of the holders of the junior subordinated debt securities in any material respect;
•	to mortgage or pledge to the relevant junior subordinated trustee as security for the junior subordinated debt securities any property or assets;
•	to qualify, or maintain the qualification of, the applicable junior subordinated indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment under the applicable junior subordinated indenture by a successor junior subordinated trustee;
•	to supplement the applicable junior subordinated indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of the junior subordinated debt securities; provided that any such action shall not adversely affect the interests of any holder of an junior subordinated debt securities or coupon in any material respect; or
•	to conform the terms of the applicable junior subordinated indenture and the junior subordinated debt securities to the descriptions thereof contained in the “Description of the Junior Subordinated Notes” section in the preliminary prospectus supplement for the junior subordinated debt securities, as supplemented and/or amended by the related pricing term sheet.

With Holder Consent

Under each junior subordinated indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable junior subordinated indenture or of modifying in any manner the rights of the holders of junior subordinated debt securities under the applicable junior subordinated indenture may be entered into by us and the relevant junior subordinated trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debt securities issued under the applicable junior subordinated indenture. However, no such supplemental indenture shall:

•	change the maturity of the junior subordinated debt securities, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the junior subordinated debt securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars or impair or affect the right to institute suit for the payment thereof when due without the consent of the holder of each junior subordinated debt security so affected;
•	reduce the percentage of junior subordinated debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all junior subordinated debt securities then outstanding;
•	modify any of the provisions of the applicable junior subordinated indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the relevant junior subordinated trustee by holders of junior subordinated debt securities, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all junior subordinated debt securities then outstanding; or
•	modify the provisions relating to the subordination of the junior subordinated debt securities in a manner adverse to the holders thereof without the consent of the holder of each junior subordinated debt security so affected.

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable junior subordinated indenture expressly included solely for the benefit of holders of securities other than the junior subordinated debt securities issued thereunder, or which modifies the rights of the holders of securities other than the junior subordinated debt securities issued thereunder with respect to such covenant or other provision, will be deemed not to affect the rights of the holders of the junior subordinated debt securities under the applicable junior subordinated indenture.

We may omit to comply with any covenant or condition contained in any junior subordinated indenture if holders of a majority in principal amount of the junior subordinated debt securities issued thereunder waive such compliance.

Satisfaction and Discharge

The junior subordinated indenture provides that, at our option, we will be discharged from all obligations in respect of the junior subordinated debt securities then outstanding (except for certain obligations to register the transfer of or exchange the junior subordinated debt securities, to replace stolen, lost or mutilated junior subordinated debt securities, and to maintain paying agencies) if all of the junior subordinated debt securities have become due and payable, or are to become due and payable within one year or are called for redemption within one year under arrangements satisfactory to the relevant junior subordinated trustee for the giving of notice of redemption, and we, in each case, irrevocably deposit in trust with the relevant junior subordinated trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of and interest on the junior subordinated debt securities on the stated maturity date in accordance with the terms thereof.

Defeasance

The junior subordinated indenture allows for, at our option, legal and/or covenant defeasance with respect to the junior subordinated debt securities. In order to defease the junior subordinated debt securities, the following conditions must be met (subject to certain limitation in the relevant junior subordinated indenture):

•	we must irrevocably deposit with the relevant junior subordinated trustee in trust (1) an amount in US dollars, or (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities, money, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities, to and including their stated maturity of the junior subordinated debt securities;
•	such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable junior subordinated indenture or any other material agreement or instrument to which we are a party or by which we are bound;
•	in the case of legal defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the junior subordinated debt securities shall have occurred and be continuing on the date of such deposit and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of such deposit;
•	if the junior subordinated debt securities are to be redeemed prior to their stated maturity, notice of such redemption shall have been duly given pursuant to the applicable junior subordinated indenture or provision therefor satisfactory to the relevant junior subordinated trustee shall have been made;
•	we must deliver to the relevant junior subordinated trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance have been complied with; and
•	we must deliver to the relevant junior subordinated trustee an opinion of counsel to the effect that beneficial owners of the junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option to defease the junior subordinated debt securities, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, which opinion of counsel must be based, solely in the case of legal defeasance, upon a ruling of the IRS to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the applicable junior subordinated indenture.

Subordination

The junior subordinated debt securities will be subordinate and junior in right of payment to all Priority Indebtedness as defined below.

If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;
•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or
•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness,

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any junior subordinated debt securities have the right to receive any payments of principal or interest on their junior subordinated debt securities.

“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;
•	our obligations under synthetic leases, finance leases and capitalized leases;
•	our obligations for reimbursement under letters of credit, surety bonds, banker’s acceptances, security purchase facilities or similar facilities issued for our account;
•	any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and
•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.

However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the junior subordinated debt securities.

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the applicable junior subordinated indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the applicable junior subordinated indenture to change the subordination provisions in a manner adverse to the holders of Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect.

The junior subordinated debt securities will be unsecured and will be subordinated and junior in right of payment, to the extent and in the manner stated in the applicable junior subordinated indenture, to all of our existing and future Priority Indebtedness. The junior subordinated debt securities will be effectively subordinated to all liabilities of our subsidiaries. Holders of the junior subordinated debt securities should recognize that contractual provisions in the applicable junior subordinated indenture may prohibit us from making payments on the junior subordinated debt securities.

The junior subordinated indenture does not restrict or limit in any way our ability to incur Priority Indebtedness.

Events of Default

Each of the following is an “Event of Default” with respect to the junior subordinated debt securities:

•	failure to pay required interest on the junior subordinated debt securities for 30 days;
•	failure to pay when due principal on the junior subordinated debt securities;
•	failure to perform, for 90 days after notice, any other covenant in the junior subordinated indenture applicable to the junior subordinated debt securities, unless such period is extended or corrective action is initiated within such periods and is being diligently pursued; and
•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an Event of Default should occur and be continuing, either the junior subordinated trustee or the holders of at least 25% in total principal amount of outstanding junior subordinated debt securities may declare each junior subordinated debt security immediately due and payable.

The holders of a majority in principal amount of outstanding junior subordinated debt securities may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the junior subordinated debt securities (including the redemption price or purchase price of the junior subordinated debt securities, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.

If any portion of the amount payable on the junior subordinated debt securities upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

The holders of a majority in principal amount of outstanding junior subordinated debt securities will be entitled to control certain actions of the junior subordinated trustee. The junior subordinated trustee generally will not be required to take any action requested, ordered or directed by any of the holders of the junior subordinated debt securities, unless one or more of such holders shall have offered to the junior subordinated trustee security and/or indemnity satisfactory to it.

Before any holder of junior subordinated debt securities may institute action for any remedy, except payment on such holder’s junior subordinated debt securities when due, the holders of not less than a majority in principal amount of outstanding junior subordinated debt securities must request the junior subordinated trustee to take action. Holders must also offer and give the junior subordinated trustee security and/or indemnity satisfactory to it against liabilities incurred by the junior subordinated trustee for taking such action.

We are required to annually furnish the junior subordinated trustee a statement as to our compliance with all conditions and covenants under the junior subordinated indenture. The junior subordinated trustee is required, within 90 days after the occurrence of a default, to give notice of all defaults to each holder of the junior subordinated debt securities. However, the junior subordinated indenture provides that the junior subordinated trustee may withhold notice to the holders of the junior subordinated debt securities of any default, other than a default in the payment of principal of, or interest on, the junior subordinated debt securities (including the redemption price or purchase price of the junior subordinated debt securities, if applicable), if it considers withholding notice to be in the interests of the holders of the junior subordinated debt securities.

Book-Entry, Delivery and Form

Unless otherwise specified in an applicable prospectus supplement, the provisions of “Description of Senior Debt Securities and Subordinated Debt Securities—Book-Entry, Delivery and Form” will apply to junior subordinated debt securities.

DESCRIPTION OF CAPITAL STOCK

SJI is authorized to issue 120,000,000 shares of common stock, $1.25 par value per share, and 2,500,000 shares of preference stock, without par value. As of August 1, 2019, there were 92,390,349 shares of common stock outstanding and no shares of preference stock outstanding.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SJI.” All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

The following description of the terms of our common stock is not complete and is qualified in its entirety by reference to our Certificate of Incorporation, as amended through February 27, 2015 (as so amended, our “Certificate of Incorporation”), our Bylaws, as amended and restated through April 21, 2017 (our “Bylaws”), and the laws of the state of New Jersey.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders.

There is no provision for cumulative voting with regard to the election of directors. This could prevent directors from being elected by a relatively small group of shareholders.

Dividend Rights

Holders of our common stock are entitled to receive any dividends our board of directors may declare on our common stock, subject to the prior rights of any preference stock. Our board of directors may declare dividends from funds legally available for this purpose.

Liquidation Rights

If we liquidate, dissolve or are wound up, then after payment of or provision for claims of creditors and after payment of any liquidation preferences to holders of any preference stock, the holders of our common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.

Other Rights

The holders of our common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of SJI and no rights to convert their common stock into any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Preference Stock

Our board of directors has the authority, without other action by shareholders, to issue preference stock in one or more series.

Our board of directors has the authority to determine the terms of each series of preference stock, within the limits of our amended and restated articles of incorporation, our amended and restated by-laws and the laws of the state of New Jersey. These terms include the number of shares in a series and applicable dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights, if any.

Anti-Takeover Provisions of our Certificate of Incorporation, Bylaws and New Jersey law

Certain provisions of our Certificate of Incorporation, our Bylaws and New Jersey law could discourage, delay or prevent some transactions involving unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of the Company, our shareholders and certain other constituents. However, such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, even when a majority of our shareholders might consider such proposals, if made, desirable. Such provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the assent of our board of directors. These provisions include:

•	limitations on certain transactions (including mergers, consolidations, asset dispositions and securities issuances) with certain entities that beneficially own 5% or more of our capital stock;
•	a requirement for the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding common stock to amend the limitations on such transactions;
•	authorization of our board of directors to issue common stock and preference stock from time to time in its discretion;
•	authorization of our board of directors to establish one or more series or classes of undesignated preference stock, the terms of which can be determined by our board of directors at the time of issuance;
•	noncumulative voting;
•	authorization of our directors to fill any vacancies on our board of directors, including vacancies resulting from a board resolution to increase the number of directors; and
•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors.

Transactions with Related Persons

Our Certificate of Incorporation prohibits us from engaging in certain transactions with certain “Related Persons,” as further described further below, including (i) any merger or consolidation, (ii) any sale, lease, exchange or other disposition of any substantial part of our assets or (iii) any issuance or transfer of any securities having voting power in exchange for securities, cash or other property unless (x) approved by the affirmative vote of the holders of at least 80% of the outstanding shares of all classes of our capital stock entitled to vote in the election of directors or (y) approved by our board of directors prior to the time that the Related Person became a Related Person. The restriction applies to any such transaction with a person who was a Related Person within the 12 months preceding the record date for determination of the shareholders entitled to notice of the transaction and to vote thereon.

A “Related Person” is defined for this purpose as any person (other than a corporation or any subsidiary of SJI) who is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors.

The provisions of our Certificate of Incorporation relating to transactions with Related Persons may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A:10A of the New Jersey Shareholders Protection Act. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless (i) the corporation’s board of directors approved the combination prior to the shareholder becoming an interested stockholder or (ii) the corporation’s board of directors approved the transaction or series of transactions which caused the person to become an interested stockholder before the person became an interested stockholder and any subsequent business combination with that interested stockholder is approved by independent members of the board of directors and the holders of a majority of the voting stock not beneficially owned by the interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined for this purpose to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined to include, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder;
•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets; or
•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

Authorized but Unissued Common Stock and Preference Stock

The authorized but unissued shares of our common stock and preference stock are available for future issuance without shareholder approval. Further, our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to any such preference stock and could issue such stock in either public or private transactions.

New Jersey law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply to us so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock.

We may issue additional shares for a variety of corporate purposes. We may engage in public or private offerings to raise additional capital or to facilitate corporate acquisitions. We may issue shares of common or preference stock to persons friendly to current management. Such an issuance may discourage, delay or prevent an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. This could deprive our shareholders of opportunities to sell their shares of our stock at prices higher than prevailing market prices. Our board of directors could also use these shares to dilute the ownership of persons seeking to obtain control of the Company.

Number of Directors; Filling of Vacancies

Our Bylaws provide that our board of directors will have eleven directors. The size of the board of directors may be changed by a majority vote of the board of directors. Our Bylaws permit the board of directors to fill any new directorships it creates and any other vacancies. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on our board of directors by increasing the size of the board of directors and filling the newly created directorships with its own nominees.

The provisions of our Bylaws relating to the number of directors and filling of vacancies may be amended only by the majority vote of the directors or the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock.

Advance Notice Provisions

Our Bylaws provide that in order for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give written notice, in proper form, to our Secretary (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the previous year’s annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date, (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the previous year’s annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever comes first, and (iii) in the case of any special meeting of the shareholders, not less than 60 days nor more than 90 days prior to the date of such meeting.

Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected, will be eligible for election as directors. The notice of any nomination for election as a director must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•	the class and number of shares of the Company beneficially owned by the shareholder and any persons acting in concert with the shareholder;
•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder;
•	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors; and
•	the consent of each nominee to serve as a director if so elected.

The notice to bring any other matter a shareholder proposes to bring before a meeting of the shareholders must also set forth:

•	a description of the proposal containing all material information relating thereto; and
•	a representation that the shareholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

The advance notice provisions may discourage, delay or prevent a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon.

Transfer Agent

Broadridge Corporate Issuer Solutions, Inc., serves as our transfer agent and registrar.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preference stock, warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, Gibson, Dunn & Crutcher LLP, New York, New York will pass upon the validity of any securities issued under this prospectus as to matters governed by the laws of the State of New York. Unless otherwise indicated in the applicable prospectus supplement, Melissa Orsen, Senior Vice President and General Counsel of the Company will pass upon the validity of any securities issued under this prospectus as to all matters governed by the laws of the State of New Jersey. Ms. Orsen is employed by the Company, participates in various employee benefit plans of the Company under which she may receive shares of common stock of the Company and currently beneficially owns less than one percent of the outstanding shares of common stock of the Company. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Elizabethtown Gas as of and for the years ended December 31, 2017 and 2016 apprearing in Exhibit 99.2 to the Current Report on Form 8-K of South Jersey Industries, Inc. dated September 12, 2018, incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and is incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Elizabethtown Gas for the year ended December 31, 2015 included in South Jersey Industries, Inc.’s Current Report on Form 8-K dated September 12, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   Other Expenses of Issuance and Distribution

The following table lists the estimated expenses to be incurred by the registrant in connection with the issuance and distribution of securities registered under this registration statement, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Trustee and Warrant Agent fees and expenses (including counsel fees)		**
Printing and engraving expenses		**
Rating agency fees		**
Miscellaneous		**
Total		**
*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.
**	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time.
ITEM 15.	Indemnification of Directors and Officers

The New Jersey Business Corporation Act, or NJBCA, provides that a New Jersey corporation has the power to indemnify a corporate agent (defined by the statute to include, among others, the corporation’s officers and directors) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful.

The NJBCA also provides that a New Jersey corporation has the power to indemnify a corporate agent against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

As authorized by the NJBCA, Article IV of our Bylaws provide that we shall indemnify any corporate agent against his or her liabilities and expenses in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified and (b) the power to do so has been or may be granted by statute, and for this purpose our board of directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

The NJBCA permits a New Jersey corporation to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of the NJBCA. We maintain and pay all premiums on a directors and officers liability policy for our directors and officers and those of our subsidiaries as permitted by the NJBCA.

ITEM 16.	Exhibits

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of South Jersey Industries, Inc., dated November 10, 1969. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.2
Certificate of Amendment of the Certificate of Incorporation of South Jersey Industries, Inc., dated April 21, 1983. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.3
Certificate of Amendment of the Certificate of Incorporation of South Jersey Industries, Inc., dated April 19, 1984. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.4
Certificate of Amendment of the Certificate of Incorporation of South Jersey Industries, Inc., dated April 23, 1987. (Incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.5
Certificate of Amendment of the Certificate of Incorporation of South Jersey Industries, Inc., dated April 23, 1987. (Incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.6
Certificate of Amendment of Certificate of Incorporation of South Jersey Industries, Inc., dated October 7, 1996. (Incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.7
Certificate of Amendment of the Certificate of Incorporation of South Jersey Industries, Inc., dated May 5, 2005. (Incorporated by reference to Exhibit 3.7 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.8
Certificate of Amendment of the Certificate of Incorporation of South Jersey Industries, Inc., dated April 28, 2009. (Incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.9
Certificate of Amendment to the Certificate of Incorporation of South Jersey Industries, Inc., dated June 2014. (Incorporated by reference to Exhibit 3.9 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.10
Certificate of Amendment to the Certificate of Incorporation of South Jersey Industries, Inc. Increasing the Number of Authorized Shares, dated February 27, 2015. (Incorporated by reference to Exhibit 3.10 to the Company’s Current Report on Form 8-K filed May 10, 2016.)

3.11	Bylaws of South Jersey Industries, Inc. as amended and restated through April 21, 2017. (Incorporated by reference to Exhibit 3.2(ii) to the Company’s Current Report on Form 8-K filed April 24, 2017.)

4.1	Form of Stock Certificate for common stock. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed May 10, 2016.)

4.2	Form of Senior Indenture. (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed May 10, 2016.)

4.3	Form of Subordinated Indenture. (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed May 10, 2016.)

Exhibit No.	Document
4.4	Form of Junior Subordinated Indenture.

4.5*	Form of Certificate of Designation with respect to any preference stock (together with form of preference stock certificate).

4.6*	Form of Warrant Agreement.

5.1	Opinion of Melissa Orsen, Vice President and General Counsel.

5.2	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Melissa Orsen, Vice President and General Counsel (contained in Exhibit 5.1).

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.2).

23.3	Consent of Deloitte & Touche LLP with respect to South Jersey Industries, Inc.

23.4	Consent of Deloitte & Touche LLP with respect to the Audited Consolidated Financial Statements of Elizabethtown Gas as of December 31, 2017 and 2016 and for the two years ended December 31, 2017.

23.5	Consent of PricewaterhouseCoopers LLP with respect to the Audited Consolidated Financial Statements of Elizabethtown Gas as of December 31, 2015 and for the year ended December 31, 2015.

24.1	Power of Attorney (included in signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 in respect of senior debt securities.

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 in respect of subordinated debt securities.

25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 in respect of junior subordinated debt securities.
*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on September 9, 2019.

SOUTH JERSEY INDUSTRIES, INC.
By:	/s/ Cielo Hernandez
Cielo Hernandez
Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael J. Renna, Cielo Hernandez and Melissa Orsen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Walter M. Higgins III	Director, Chairman of the Board	September 9, 2019
Walter M. Higgins III

/s/ Michael J. Renna	Director, President & Chief Executive Officer (Principal Executive Officer)	September 9, 2019
Michael J. Renna

/s/ Cielo Hernandez	Senior Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 9, 2019
Cielo Hernandez

/s/ Sarah M. Barpoulis	Director	September 9, 2019
Sarah M. Barpoulis

/s/ Thomas A. Bracken	Director	September 9, 2019
Thomas A. Bracken

/s/ Keith S. Campbell	Director	September 9, 2019
Keith S. Campbell

/s/ Victor A. Fortkiewicz	Director	September 9, 2019
Victor A. Fortkiewicz

Signature	Title	Date

/s/ Sheila Hartnett-Devlin	Director	September 9, 2019
Sheila Hartnett-Devlin

/s/ Sunita Holzer	Director	September 9, 2019
Sunita Holzer

/s/ Joseph M. Rigby	Director	September 9, 2019
Joseph M. Rigby

/s/ Frank L. Sims	Director	September 9, 2019
Frank L. Sims